UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 08, 2018

America Great Health
(Exact name of registrant as specified in charter)

WYOMING
(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA 91803	28277
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 02, 2018, the Board of Directors (the "Board") of America Great Health (the "Company") determined that it was in the best interest of the Company to hire a new Chief Operating Officer ("COO"). Accordingly, the Board approved the appointment of Andy Weichu Sheng as the Company's COO.

Mr. Sheng, age 62, has 30 years extensive experiences in business management and operation. Prior to current positions, Mr. Sheng served as President at Tradeshowusa.com since 2002; and Chief Executive Officer at Bizusa.us since 2013, Mr. Sheng served as President at Shoes Expert; during 1998 to 2002, Mr. Sheng served as President and Chief Executive Officer at Hemei Security; Mr. Sheng also served as President at SICO Group General Electric China Sole Distributor for three years since 1990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH
Date: January 08, 2018
By:     /s/ Mike Wang
Name:    Mike Wang
Title:      President